EXHIBIT 99.1


FOR IMMEDIATE RELEASE

         3M THIRD-QUARTER EARNINGS RISE 20.3 PERCENT TO $0.83 PER SHARE;
              SALES INCREASE 11.4 PERCENT TO A RECORD $4.62 BILLION

ST. PAUL, MINN. -- October 20, 2003 -- 3M (NYSE: MMM) today announced its sales and earnings results for third quarter 2003.

Net income for the quarter was $663 million, or $0.83 per share, versus $545 million, or $0.69 per share, in the third quarter of 2002. Net income and per-share earnings increased 21.6 percent and 20.3 percent, respectively (a).

"Our employees are connecting with customers like never before," said W. James McNerney, Jr., 3M chairman and CEO, "and those connections are reflected in our third-quarter results. Sales reached an all-time high for the third consecutive quarter, boosted by sales volume increases in 6 of our 7 businesses, and we achieved 20 percent-plus increases in both net income and earnings per share."

Third-quarter worldwide sales totaled $4.616 billion, up 11.4 percent compared to the third quarter of 2002. Sales volumes increased 7.8 percent, including a positive 2.0 percent impact from acquisitions. Volumes increased 33.6 percent in Display and Graphics (includes 12 percent from acquisitions), 9.3 percent in Safety, Security and Protection Services, 6.8 percent in Health Care, 5.0 percent in Consumer and Office, 3.9 percent in Transportation and 0.2 percent in Industrial. Volumes declined 2.6 percent in Electro and Communications. Currency translation effects increased worldwide sales by 3.9 percent while selling prices were down 0.3 percent.

Sales outside the United States totaled $2.629 billion, an increase of 18.0 percent versus last year's comparable quarter. Volumes increased 11.5 percent, while selling prices declined 0.7 percent. Currency translation effects increased international sales by 7.2 percent. Volumes increased 22.3 percent in Asia Pacific, 21.2 percent in Latin America and 0.9 percent in Europe. In the United States, sales totaled $1.987 billion, up 3.7 percent from the same quarter of 2002. Volumes increased 3.6 percent, while selling prices improved by
0.1 percent.

"The collective power of our five corporate initiatives -- Six Sigma, 3M Acceleration, e-Productivity, Global Sourcing and Indirect Cost Reduction -- continues to drive better 3M results," McNerney said. "We're focused on accelerating growth in all of our businesses, and maintaining strict cost discipline throughout the company. We are confident in our ability to sustain sales, earnings and cash momentum despite the ongoing uncertainties in the global marketplace."

3M also provided its earnings outlook for the remainder of 2003. The company expects fourth-quarter earnings to be between $0.73 and $0.75 per share. As a result, 3M raised its expectations for full-year 2003 earnings to a range of $2.98 to $3.00 per share on a reported basis. Excluding special items (b), 3M expects 2003 earnings to be between $3.05 and $3.07 per share.

Patrick D. Campbell, senior vice president and chief financial officer, will conduct an investor teleconference at 9 a.m. Eastern Time (8 a.m. Central) today. Investors can access a webcast of this conference, along with related charts and materials, at http://investor.3M.com.

(a) On August 11, 2003, 3M's Board of Directors declared a two-for-one split of the company's common stock. Effective with third quarter 2003 reporting, all share and per share data (such as per share amounts, weighted average shares and shares outstanding) has been restated to reflect this split.

(b) During the first quarter of 2003, 3M recorded pretax charges of $93 million ($58 million after-tax) related to an adverse court ruling in a lawsuit filed against 3M in 1997 by LePage's Inc. During the second quarter of 2002, under its previously announced restructuring plan, 3M incurred pretax charges of $148 million ($73 million after-tax) primarily related to employee separation costs and accelerated depreciation charges. The company incurred similar charges in the first quarter of 2002 that totaled $54 million pre-tax ($35 million after-tax).

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that reflect current views and estimates of 3M's management of future economic circumstances, industry conditions, company performance and financial results. The statements are based on many assumptions and factors including: (1) worldwide economic conditions;
(2) foreign currency exchange rates and fluctuations in those rates; (3) the timing and acceptance of new product offerings; (4) purchased components and materials, including shortages and increases in the costs of such components and materials; (5) 3M's ability to successfully manage acquisitions, divestitures and strategic alliances; and (6) legal proceedings. Changes in such assumptions or factors, including without limitation the outcome of and information derived from pending Congressional action concerning asbestos-related litigation, could produce significantly different results.

ABOUT 3M -- A GLOBAL, DIVERSIFIED TECHNOLOGY COMPANY
Every day, 3M people find new ways to make amazing things happen. Wherever they are, whatever they do, the company's customers know they can rely on 3M to help make their lives better. 3M's brands include icons such as Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Dyneon and O-Cel-O. Serving customers in more than 200 countries around the world, the company's 70,000 people use their expertise, technologies and global strength to lead in major markets including consumer and office; display and graphics; electronics and telecommunications; safety, security and protection services; health care; industrial and transportation.

Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Dyneon and O-Cel-O are trademarks of 3M.

                           3M Company and Subsidiaries
                              SALES CHANGE ANALYSIS
                                   (Unaudited)


                                          Third-Quarter 2003

                               Worldwide          U.S.            Intl.
                               ---------       ---------       ---------
Volume - core                     5.8%            2.1%            9.1%

Volume - acquisitions             2.0             1.5             2.4
                               ---------       ---------       ---------
Volume - total                    7.8             3.6            11.5

Price                            (0.3)            0.1            (0.7)

Translation                       3.9              --             7.2
                               ---------       ---------       ---------
Total                            11.4%            3.7%           18.0%
                               =========       =========       =========


                                          Nine-Months 2003

                               Worldwide         U.S.              Intl.
                               ---------       ---------       ---------
Volume - core                     4.3%            0.7%            7.3%

Volume - acquisitions             1.9             1.7             2.2
                               ---------       ---------       ---------
Volume - total                    6.2             2.4             9.5

Price                            (0.1)           (0.2)           (0.1)

Translation                       4.7              --             8.7
                               ---------       ---------       ---------
Total                            10.8%            2.2%           18.1%
                               =========       =========       =========

                           3M Company and Subsidiaries
                        CONSOLIDATED STATEMENT OF INCOME
                 (Amounts in millions, except per-share amounts)
                                   (Unaudited)

                                       Three-months ended             Nine-months ended
                                          September 30                  September 30
                                    -----------------------       -----------------------
                                      2003           2002           2003           2002
                                    --------       --------       --------       --------
Net sales                           $  4,616       $  4,143       $ 13,514       $ 12,194
                                    --------       --------       --------       --------
Operating expenses
  Cost of sales                        2,322          2,115          6,856          6,382
  Selling, general and
    administrative expenses              994            913          2,978          2,765
  Research, development and
    related expenses                     270            264            816            797
  Other expense                           --             --             93             --
                                    --------       --------       --------       --------
            Total                      3,586          3,292         10,743          9,944
                                    --------       --------       --------       --------
Operating income                       1,030            851          2,771          2,250
                                    --------       --------       --------       --------
Interest expense and income
  Interest expense                        22             19             69             58
  Interest income                         (6)            (9)           (17)           (27)
                                    --------       --------       --------       --------
         Total                            16             10             52             31
                                    --------       --------       --------       --------
Income before income taxes
  and minority interest                1,014            841          2,719          2,219
Provision for income taxes               339            274            897            711
Minority interest                         12             22             38             45
                                    --------       --------       --------       --------
Net income                          $    663       $    545       $  1,784       $  1,463
                                    ========       ========       ========       ========
Weighted average common
  shares outstanding - basic           784.6          779.6          782.2          779.8
Earnings per share - basic          $   0.85       $   0.70       $   2.28       $   1.88
                                    ========       ========       ========       ========
Weighted average common
  shares outstanding - diluted         797.5          790.0          793.4          790.9
Earnings per share - diluted        $   0.83       $   0.69       $   2.25       $   1.85
                                    ========       ========       ========       ========
Cash dividends paid
  per common share                  $   0.33       $   0.31       $   0.99       $   0.93
                                    ========       ========       ========       ========

Share and per-share data has been restated to reflect the two-for-one stock split effective with third quarter 2003 reporting.

                           3M Company and Subsidiaries
       SUPPLEMENTAL UNAUDITED CONSOLIDATED STATEMENT OF INCOME INFORMATION
                 (Dollars in millions, except per-share amounts)

                                        Nine-months ended                         Nine-months ended
                                       September 30, 2003                        September 30, 2002
                              -----------------------------------       -----------------------------------
                             Excluding                                 Excluding
                              special       Special       Reported      special       Special       Reported
                               items         items         total         items         items         total
                              -------       -------       -------       -------       -------       -------
Net sales                     $13,514       $    --       $13,514       $12,194       $    --       $12,194
                              -------       -------       -------       -------       -------       -------
Operating expenses
  Cost of sales                 6,856            --         6,856         6,261           121         6,382
  Selling, general and
    administrative
    expenses                    2,978            --         2,978         2,688            77         2,765
  Research, development
    and related expenses          816            --           816           793             4           797
  Other expense                    --            93            93            --            --            --
                              -------       -------       -------       -------       -------       -------
      Total                    10,650            93        10,743         9,742           202         9,944
                              -------       -------       -------       -------       -------       -------
Operating
  income (loss)                 2,864           (93)        2,771         2,452          (202)        2,250

Interest expense
  and (income), net                52            --            52            31            --            31
                              -------       -------       -------       -------       -------       -------
Income (loss) before
 income taxes and
 minority interest              2,812           (93)        2,719         2,421          (202)        2,219

Provision (benefit)
 for income taxes                 932           (35)          897           787           (76)          711
Effective tax rate               33.2%           --          33.0%         32.5%           --          32.0%

Minority interest                  38            --            38            63           (18)           45
                              -------       -------       -------       -------       -------       -------
Net income (loss)             $ 1,842       $   (58)      $ 1,784       $ 1,571       $  (108)      $ 1,463
                              =======       =======       =======       =======       =======       =======
 Weighted average
  diluted shares                793.4         793.4         793.4         790.9         790.9         790.9
 Net income per
  diluted share               $  2.32       $ (0.07)      $  2.25       $  1.99       $ (0.14)      $  1.85
                              =======       =======       =======       =======       =======       =======

Share and per-share data has been restated to reflect the two-for-one stock split effective with third quarter 2003 reporting.

                           3M Company and Subsidiaries
                           CONSOLIDATED BALANCE SHEET
                 (Dollars in millions, except per-share amounts)
                                   (Unaudited)

                                                      Sep. 30,   Sep. 30,   Dec. 31,
                                                        2003       2002       2002
                                                      -------    -------    -------
ASSETS
Current assets
  Cash and cash equivalents                           $ 1,279    $   821    $   618
  Accounts receivable - net                             2,791      2,585      2,527
  Inventories                                           1,882      1,945      1,931
  Other current assets                                  1,390      1,205        983
                                                      -------    -------    -------
        Total current assets                            7,342      6,556      6,059
  Investments                                             214        247        238
  Property, plant and equipment - net                   5,467      5,451      5,621
  Other assets                                          3,774      3,465      3,411
                                                      -------    -------    -------
        Total assets                                  $16,797    $15,719    $15,329
                                                      =======    =======    =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short-term debt                                     $ 1,255    $ 1,261    $ 1,237
  Accounts payable                                        969        867        945
  Payroll                                                 457        443        411
  Income taxes                                            825        580        518
  Other current liabilities                             1,462      1,360      1,346
                                                      -------    -------    -------
        Total current liabilities                       4,968      4,511      4,457
Long-term debt                                          1,738      1,678      2,140
Other liabilities                                       2,583      2,887      2,739
                                                      -------    -------    -------
        Total liabilities                               9,289      9,076      9,336
                                                      -------    -------    -------

Total stockholders' equity - net                        7,508      6,643      5,993
  Shares outstanding
        September 30, 2003:  784,883,033 shares
        September 30, 2002:  780,393,288 shares
        December 31, 2002:  780,391,362 shares
                                                      -------    -------    -------
        Total liabilities and stockholders' equity    $16,797    $15,719    $15,329
                                                      =======    =======    =======

Shares data has been restated to reflect the two-for-one stock split effective with third quarter 2003 reporting.

3M Company and Subsidiaries
BUSINESS SEGMENTS (Unaudited)

-----------------------------------
BUSINESS
SEGMENT                                              Three-months ended                 Nine-months ended
INFORMATION                                             September 30                      September 30
(Millions)                                         2003             2002             2003             2002
-----------------------------------
NET SALES
Health Care                                     $  1,012         $    901         $  2,975         $  2,642
Industrial                                           830              797            2,489            2,354
Consumer and Office                                  673              628            1,922            1,799
Display and Graphics                                 772              572            2,152            1,659
Electro and Communications                           454              460            1,346            1,383
Safety, Security and Protection Services             482              423            1,458            1,281
Transportation                                       386              351            1,150            1,039
Corporate and Unallocated                              7               11               22               37
-----------------------------------
Total Company                                   $  4,616         $  4,143         $ 13,514         $ 12,194
-----------------------------------

OPERATING INCOME
Health Care                                     $    272         $    224         $    773         $    657
Industrial                                           115              130              349              372
Consumer and Office                                  128              121              346              334
Display and Graphics                                 251              142              642              405
Electro and Communications                            66               67              184              198
Safety, Security and Protection Services             111               89              347              267
Transportation                                       106               88              301              253
Corporate and  Unallocated                           (19)             (10)            (171)            (236)
-----------------------------------
Total Company                                   $  1,030         $    851         $  2,771         $  2,250
-----------------------------------

During the first quarter of 2003, 3M recorded pretax charges of $93 million related to an adverse court ruling in a lawsuit filed against 3M in 1997 by LePage's Inc. During the second quarter of 2002, under its previously announced restructuring plan, 3M incurred pretax charges of $148 million primarily related to employee separation costs and accelerated depreciation charges. The company incurred similar charges in the first quarter of 2002 that totaled $54 million pre-tax. These 2003 and 2002 charges were recorded in Corporate and Unallocated.

INVESTOR CONTACTS:  Matt Ginter                   MEDIA CONTACT:  John Cornwell
                    3M                                            3M
                    (651) 733-8206                                (651) 733-7698

                    Bruce Jermeland
                    3M
                    (651) 733-1807

FROM:
3M Public Relations and Corporate Communications
3M Center, Building 225-1S-15
St. Paul, MN 55144-1000